UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2015

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
WGL Holdings, Inc. (“WGL Holdings”) is filing this Current Report on Form 8-K in order to make the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Policy, dated December 15, 2006, as amended (the “CIC Policy”), available to shareholders that are considering how to vote at the annual meeting of shareholders of WGL Holdings, to be held on March 1, 2016 (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to approve the 2016 WGL Holdings Omnibus Incentive Compensation Plan (the “2016 Plan”). In the event of a change in control, the vesting of long-term incentive awards granted under the 2007 Omnibus Incentive Compensation Plan and, if approved by shareholders at the annual meeting, the 2016 Omnibus Plan will be governed by the CIC Policy.
The summary of the material features of the CIC Policy included or incorporated by reference herein does not purport to be complete and is qualified in its entirety by reference to the specific language of the CIC Policy Plan itself, which is attached as Exhibit 99.1 hereto, and which is incorporated by reference into this Current Report on Form 8-K.
The CIC Policy was most recently amended at a meeting of the Board of Directors of WGL Holdings on September 22, 2015. These amendments generally provide for “double-trigger” vesting in the event of a change in control for long-term incentive awards granted after September 22, 2015.
The description of the CIC Policy contained under the heading “Proposal 3: Approval of 2016 Omnibus Incentive Compensation Plan—Description of the 2016 Plan—Change of Control” in our Proxy Statement on Form 14A, filed on January 20, 2016, is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

The following exhibit is furnished herewith:
No.    Description

99.1	WGL Holdings, Inc. and Washington Gas Light Company Change in Control Policy, dated December 15, 2006, as amended September 22, 2015.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: January 20, 2016	/s/ William R. Ford
William R. Ford
Vice President & Chief Accounting Officer
(Principal Accounting Officer)